UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2013

CORNERSTONE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-30497	62-1175427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Georgia Avenue, Chattanooga, Tennessee 37402
(Address of principal executive offices) (zip code)

(423) 385-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of the shareholders (the “meeting”) of Cornerstone Bancshares, Inc. (the “Company”) was held on April 25, 2013. The final voting results for each of the proposals submitted for vote by the shareholders are set forth below.

Proposal 1 – Election of directors for a term of one year each, as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
B. Kenneth Driver	3,214,750.5402	71,987.5495	15,198.4373	1,713,192.0000
Karl Fillauer	3,229,125.7986	64,582.0130	8,228.7154	1,713,192.0000
David G. Fussell	3,153,080.5402	129,543.1918	19,312.7950	1,713,192.0000
Nathaniel F. Hughes	3,224,630.1989	69,077.6127	8,228.7154	1,713,192.0000
Lawrence D. Levine	3,163,301.6198	130,406.1918	8,228.7154	1,713,192.0000
Frank S. McDonald	3,215,645.7256	76,062.0860	10,228.7154	1,713,192.0000
Doyce G. Payne, M.D.	3,206,733.6460	78,004.4437	17,198.4373	1,713,192.0000
Wesley M. Welborn	3,117,759.4483	164,864.2837	19,312.7950	1,713,192.0000
Billy O. Wiggins	3,224,181.6120	58,442.1200	19,312.7950	1,713,192.0000
Marsha Yessick	2,979,875.5228	225,430.7775	96,630.2267	1,713,192.0000

Proposal 2 – Advisory vote on the Company’s Executive Compensation for its named executive officers (“say-on pay”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,010,359.3128	202,616.4479	88,960.7663	1,713,192.0000

Proposal 3 – Advisory vote on the frequency of future advisory say-on-pay votes.

One Year	Two Year	Three Year	Abstentions	Broker Non-Votes
1,238,435.6140	211,158.0792	1,770,792.3959	81,550.4379	1,713,192.0000

In light of the above voting results and consistent with its recommendation to shareholders on this item, the Board of Directors of the Company has determined that the Company will hold future advisory votes on executive compensation every third year.

Proposal 4 – Ratification of appointment of Hazlett, Lewis & Bieter, PLLC to serve as independent registered public accountants of the Company for 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,897,858.0433	18,465.0000	98,805.4837	0.0000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE BANCSHARES, INC.

Date:	May 1, 2013	By:	/s/: Nathaniel F. Hughes
Nathaniel F. Hughes
President and Chief Executive Officer